                                                                    Exhibit 10.4

                            STOCK PURCHASE AGREEMENT

                                  BY AND AMONG

                            I-STORM ACQUISITION CORP.

                                       AND

                          DIGITAL POWER HOLDING COMPANY

                                       AND

                               CHIRICAHUA COMPANY

                                       AND

                                 MELINDA JOHNSON

                                       AND

                                DAVID C. MERRELL

                                   MAY 6, 1998

                                TABLE OF CONTENTS
                                       TO
                            STOCK PURCHASE AGREEMENT

ARTICLE/SECTION/SUBJECT                                                                                        PAGE
-----------------------                                                                                        ----
INTRODUCTION AND RECITALS.........................................................................................1

ARTICLE I    PURCHASE AND SALE OF STOCK
1.1      Purchase and Sale of Shares of Company Stock.............................................................2
1.2      Purchase Price for Shares of Company Stock...............................................................2
1.3      Cancellation of Certain Shares of Common Stock...........................................................2
1.4      Option to Purchase Shares................................................................................3
1.5      Voting Trust.............................................................................................3
1.6      Lock-up Agreements.......................................................................................3
1.7      Resignation of Directorship and Officership of the Company at Closing....................................5

ARTICLE II   CLOSING
2.1      Date and Time of Closing.................................................................................5

ARTICLE III  REPRESENTATIONS AND WARRANTIES
3.1      Representations and Warranties of the Company and the Stockholders.......................................5
         (a)      Authorization...................................................................................5
         (b)      Organization; Subsidiaries......................................................................6
         (c)      Capitalization..................................................................................6
         (d)      Financial Statements............................................................................6
         (e)      Owned Real Property.............................................................................7
         (f)      Leased Real Property; Tenancies.................................................................7
         (g)      Title...........................................................................................7
         (h)      Fixed Assets; Condition of Assets...............................................................7
         (i)      Intellectual Property...........................................................................8
         (j)      Inventory.......................................................................................8
         (k)      Accounts Receivable.............................................................................8
         (l)      Absence of Undisclosed Liabilities..............................................................8
         (m)      Absence of Certain Changes or Events............................................................8
         (n)      Agreements.....................................................................................10
         (o)      Non-Contravention; Consents....................................................................12
         (p)      Employee Benefit Plans/Labor Relations.........................................................12
         (q)      Insurance......................................................................................12
         (r)      Tax Matters....................................................................................13
         (s)      Compliance with Applicable Law.................................................................14
         (t)      Litigation.....................................................................................14
         (u)      Permits........................................................................................15
         (v)      Restrictive Covenants..........................................................................15

         (w)      Unlawful Payments..............................................................................15
         (x)      Warranties.....................................................................................15
         (y)      Officers, Directors and Employees..............................................................15
         (z)      Loans to or from Affiliates....................................................................16
         (aa)     Books and Records..............................................................................16
         (bb)     Bank Accounts..................................................................................16
         (cc)     Agreements with Affiliates.....................................................................16
         (dd)     Accuracy of Information Furnished..............................................................16
3.2      Representations and Warranties of Purchaser.............................................................17
         (a)      Authorization..................................................................................17
         (b)      Organization; Subsidiaries.....................................................................17
         (c)      Non-Contravention; Consents....................................................................17
         (d)      Accuracy of Information Furnished..............................................................18
         (e)      Compliance with Applicable Law.................................................................18
         (f)      Restricted Stock...............................................................................18
3.3      Survival of Representations and Warranties..............................................................19

ARTICLE IV   COVENANTS
4.1      Covenants of the Company and the Stockholders and David C. Merrell......................................20
         (a)      Notification...................................................................................20
         (b)      [Intentionally Deleted]........................................................................20
         (c)      [Intentionally Deleted]........................................................................20
         (d)      Conduct of Business; Certain Covenants.........................................................20
         (e)      Proposals; Other Offers........................................................................23
         (f)      Best Efforts and Cooperation; Further Assurances...............................................23
         (g)      Access to Additional Agreements and Information................................................23
4.2      Covenants of Purchaser..................................................................................23
         (a)      Notice of Defaults.............................................................................23
         (b)      Third Party Consents...........................................................................24
         (c)      Best Efforts and Cooperation; Further Assurances...............................................24
         (d)      Tax Audits.....................................................................................24
4.3      Governmental Filings and Consents.......................................................................24
4.4      Publicity...............................................................................................24
4.5      Purchaser's Right to Investigate........................................................................25
         (a)      Obligation of the Company and the Stockholders and David  C. Merrell...........................25
         (b)      Effectiveness of Representations Notwithstanding Investigation.................................25

ARTICLE V    CONDITIONS
5.1      Conditions to Obligations of Purchaser..................................................................26
         (a)      No Material Adverse Change.....................................................................26
         (b)      Copies of Resolutions..........................................................................26
         (c)      Opinion of Company's and Stockholders' Counsel.................................................26
         (d)      Accuracy of Representations and Warranties; Performance of Covenants...........................26
         (e)      Delivery of Officers' Certificates.............................................................26
         (f)      Consents and Waivers...........................................................................27


         (g)      Litigation.....................................................................................27
         (h)      Delivery of Documents and Other Information....................................................27
5.2      Conditions to Obligations of the Company and the Stockholders...........................................27
         (a)      Copies of Resolutions..........................................................................27
         (b)      Opinion of Purchasers' Counsel.................................................................27
         (c)      Accuracy of Representations and Warranties; Performance of Covenants...........................27
         (d)      Delivery of Officers' Certificates.............................................................28
         (e)      Consents and Waivers...........................................................................28

ARTICLE VI   INDEMNIFICATION AND CLAIMS
6.1      Indemnification by the Company, the Stockholders and David C. Merrell...................................28
6.2      Claims Against Indemnified Party........................................................................29
6.3      Right of Offset.........................................................................................29
6.4      Indemnification by Purchaser............................................................................29
6.5      Claims Against the Company or the Stockholders..........................................................30
6.6      Disclosure Generally....................................................................................30

ARTICLE VII  TERMINATION AND REMEDIES FOR BREACH OF THIS AGREEMENT
7.1      Termination by Mutual Agreement.........................................................................31
7.2      Termination for Failure to Close........................................................................31
7.3      Termination by Operation of Law.........................................................................31
7.4      Termination for Failure to Perform Covenants or Conditions..............................................31
7.5      Effect of Termination or Default; Remedies..............................................................31
7.6      Remedies; Specific Performance..........................................................................32

ARTICLE VIII MISCELLANEOUS
8.1      Fees and Expenses.......................................................................................32
8.2      Modification, Amendments and Waiver.....................................................................32
8.3      Assignment..............................................................................................32
8.4      Burden and Benefit......................................................................................32
8.5      Brokers.................................................................................................33
8.6      Entire Agreement........................................................................................33
8.7      Governing Law...........................................................................................33
8.8      Notices.................................................................................................33
8.9      Counterparts............................................................................................34
8.10     Rights Cumulative.......................................................................................34
8.11     Severability of Provisions..............................................................................34
8.12     Headings................................................................................................35
8.13     Joint and Several Representations of Stockholders and David C. Merrell..................................35

                          LIST OF EXHIBITS AND SCHEDULE
                                       TO
                            STOCK PURCHASE AGREEMENT

EXHIBITS:
---------
         Exhibit 1.4:         Form of Option Agreement
         Exhibit 1.3:         Form of Voting Trust
         Exhibit 3.1(d):      Financial Statements
         Exhibit 5.1(c):      Form of Opinion of Counsel to Company and Stockholders
         Exhibit 5.2(b):      Form of Opinion of Counsel to Purchaser

SCHEDULES:
----------
         Schedule 3.1(b):     Jurisdictions in which Company is Qualified to do Business
         Schedule 3.1(m):     Certain Changes or Events
         Schedule 3.1(n):     Agreements
         Schedule 3.1(o):     Non-Contravention; Consents
         Schedule 3.1(q):     Insurance
         Schedule 3.1(y):     Officers, Directors and Employees
         Schedule 3.1(z):     Loans to or from Affiliates
         Schedule 3.1(bb):    Bank Accounts

                            STOCK PURCHASE AGREEMENT

         THIS STOCK PURCHASE AGREEMENT (the "Agreement") is entered into as of this 30th day of April, 1998, by and among I-Storm Acquisition Corp., a Cayman Islands corporation (the "Purchaser"), Digital Power Holding Company, a Nevada corporation (the "Company"), and Chiricahua Company and Melinda Johnson (individually referred to hereinafter as a "Stockholder" and collectively referred to hereinafter as the "Stockholders") and David C. Merrell, the sole stockholder of Chiricahua Company.

                                   WITNESSETH:

         WHEREAS, the authorized capital stock of the Company consists of 2,000,000 shares of preferred stock, $.01 par value (the "Preferred Stock"), with no shares of Preferred Stock issued and outstanding; and 25,000,000 shares of common stock, having $.01 par value per share (the "Common Stock"), of which 1,076,134 shares of Common Stock have been issued and are outstanding as of the date hereof;

         WHEREAS, Chiricahua Company owns 410,436 shares of Common Stock, representing 38% of the issued and outstanding capital stock of the Company; and

         WHEREAS, Melinda Johnson owns 410,436 shares of Common Stock, representing 38% of the issued and outstanding capital stock of the Company; and

         WHEREAS, David C. Merrell is the sole shareholder of Chiricahua Company and joins in this Agreement in consideration of the rights and benefits to be conferred hereunder upon Chiricahua Company; and

         WHEREAS, each Stockholder desires to sell, assign, transfer and convey to the Purchaser a portion of each of such Stockholder's right, title and interest in and to the issued and outstanding shares of capital stock of the Company, pursuant to the terms and subject to the conditions set forth in this Agreement;

         WHEREAS, it is the desire of the Purchaser to purchase, obtain and acquire from the Stockholders sixty percent (60%) of the issued and outstanding shares of Common Stock of the Company pursuant to the terms and subject to the conditions set forth in this Agreement.

         NOW THEREFORE, in consideration of the premises and mutual covenants, conditions and agreements contained herein and for such other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, each intending to be legally bound hereby, agree as follows:

                                    ARTICLE 1

                           PURCHASE AND SALE OF STOCK

         1.1 Purchase and Sale of Shares of Company Stock. Upon the terms and subject to the conditions set forth in this Agreement, the Company and the Stockholders hereby agree that on the Closing Date (as hereinafter defined in Section 2.1), the Stockholders shall sell, assign, transfer and convey to the Purchaser, and the Purchaser hereby agrees to purchase, obtain and acquire from the Stockholders, an aggregate of six hundred thousand (600,000) shares of Common Stock, which number of shares shall be equal to sixty percent (60%) of the issued and outstanding shares of capital stock of the Company (the "Company Stock"), as of the Closing Date and after taking into account the cancellation of certain outstanding shares of Common Stock pursuant to Section 1.3 of this Agreement. The number of shares sold and transferred by each Stockholder is as follows:

                  STOCKHOLDER                     NUMBER OF SHARES TO BE SOLD
                  -----------                     ---------------------------

        Chiricahua Company                                  300,000
        Melinda Johnson                                     300,000

The Stockholders hereby further agree, upon the terms and subject to the conditions set forth herein, to transfer and deliver to the Purchaser at the Closing (as hereinafter defined in Section 2.1) certificates, properly endorsed in blank or accompanied by a properly executed stock power, representing six hundred thousand (600,000) shares, and being equal to sixty percent (60%) of the issued and outstanding shares of Company Stock after taking into account the cancellation of certain outstanding shares of Common Stock pursuant to Section
1.3 of this Agreement.

         1.2 Purchase Price for Shares of Company Stock. In consideration of and in exchange for the Stockholders' sale, assignment, transfer and conveyance of six hundred thousand (600,000) shares of Company Stock (equal to sixty percent (60%) of the issued and outstanding shares of Company Stock to the Purchaser), the Purchaser hereby agrees to pay the Stockholders an aggregate of One Hundred Fifty Thousand Dollars ($150,000) in cash, which amount (hereinafter referred to as the "Purchase Price") shall be payable in cash at Closing, by certified or cashier's check or regular wire transfer of legal currency of the United States in immediately available funds.

         1.3 Cancellation of Certain Shares of Common Stock. On the Closing Date, simultaneously with the consummation of the transactions contemplated hereby, each of Chiricahua Company and Melinda Johnson shall transfer to the Company 38,067 shares of Common Stock (an aggregate of 76,134 shares), and the Company shall immediately thereafter cancel and retire such shares. After the cancellation of said shares, there will be 1,000,000 shares of Common Stock issued and outstanding.

         1.4 Option to Purchase Shares. At Closing, for no additional monetary consideration, each of the Stockholders and Leonard Burningham, a stockholder of the Company, shall grant to the Purchaser the right to purchase an additional aggregate of 100,000 shares of Common Stock an exercise price of $2.00 per share, and each shall execute an Option Agreement in substantially the same form as that attached hereto as Exhibit 1.4.

         1.5 Voting Trust. Simultaneous with the purchase of the shares of common stock as provided in Section 1.1, the Purchaser shall deposit such shares into a voting trust to be governed by the terms and conditions of the Voting Trust attached hereto as Exhibit 1.5 (the "Voting Trust"). Additionally, if and when the options granted to Purchaser pursuant to Section 1.4, or any part thereof, are exercised, then immediately after such exercise, the Purchaser shall deposit the shares received upon such exercise into the Voting Trust, in accordance with the terms thereof.

         1.6 Lock-Up Agreements. As further inducement for the Purchaser to purchase sixty percent (60%) of the outstanding Common Stock of the Company, the Stockholders agree to restrict the sale and transferability of the shares of Common Stock held by them after Closing (the "Lock-Up") as follows:

                (a) Except as provided in subsection (f) of this Section 1.6, for a period of 210 days after the Closing Date, the Stockholders will not sell, contract to sell, or otherwise dispose of an aggregate of 150,000 shares of Common Stock owned by them, without the prior written consent of the Purchaser, which consent shall not be unreasonably withheld, and except as otherwise provided in Section 1.6(b). The specific number of shares subject to the Lock-Up for each of the Stockholders are:

                                          NUMBER OF SHARES SUBJECT TO LOCK-UP
                                          -----------------------------------
         NAME                                      ("LOCK-UP" SHARES)
         ----                                      ------------------
  Chiricahua Company                                    75,000
  Melinda Johnson                                       75,000

                (b) Commencing on the one hundred twenty-first (121st) day after Closing and continuing thereafter until the two hundred tenth (210th) day after Closing, the Stockholders may collectively sell, contract to sell, or otherwise dispose of up to an aggregate of 20,000 shares of Common Stock owned by them per month (which amount may not be carried forward to future months). The remaining shares of Common Stock owned by the Stockholders and subject to the Lock-Up as set forth in Section 1.6(a) shall continue to be subject to the restrictions of subsection (a).

                (c) Commencing on the two hundred eleventh (211th) day after Closing, all shares of Common Stock owned by the Stockholders shall be released from the restrictions set forth in subsections (a) and (b) of this Section 1.6, above.

                (d) On or before Closing, the Stockholders shall submit their share certificates to the Company's stock transfer agent for the purpose of placing a legend on certificates for the

Lock-Up Shares regarding the foregoing transfer restrictions on the reverse side of such certificates. Such legend shall be in substantially the following form:

                THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THAT CERTAIN AGREEMENT DATED MAY 6, 1998 BY AND AMONG I-STORM ACQUISITION CORP., DIGITAL POWER HOLDING COMPANY, CHIRICAHUA COMPANY, MELINDA JOHNSON AND DAVID C. MERRELL, AND MAY NOT BE DIRECTLY OR INDIRECTLY, OFFERED, TRANSFERRED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT IN COMPLIANCE WITH THE TERMS THEREOF.

                (e) The provisions of this Section 1.6 shall survive the Closing of the transactions contemplated by this Agreement.

                (f)   Notwithstanding anything else to the contrary in this
Section 1.6, the Purchaser agrees that each of the Stockholders shall be permitted to transfer their shares of Common Stock, which shares will continue to be subject to the Lock-Up, to any third party, except that: (i) such shares must be sold in a private transaction and not through the public market; and
(ii) no shares may be transferred to any market maker or to any party that:

                      (1) Has filed a registration statement which is subject of a currently effective registration stop order entered pursuant to any state's securities law within five years prior to Closing.

                      (2) Has been convicted within five years prior to Closing of any felony or misdemeanor in connection with the offer, purchase or sale of any security or any felony involving fraud or deceit, including, but not limited to, forgery, embezzlement, obtaining money under false pretenses, larceny or conspiracy to defraud.

                      (3) Is currently subject to any state administrative enforcement order or judgment entered by that state's securities administrator within five years prior to Closing or is subject to any state's administrative enforcement order or judgment in which fraud or deceit, including, but not limited to, making untrue statements of material facts and omitting to state material facts, was found and the order or judgment was entered within five years prior to Closing.

                      (4) Is subject to any state's administrative enforcement order or judgment which prohibits, denies or revokes the use of any exemption from registration in connection with the offer, purchase or sale of securities.

                      (5) Is currently subject to any order, judgment, or decree of any court of competent jurisdiction temporarily or preliminarily restraining or enjoining, or is subject to any order, judgment or decree of any court of competent jurisdiction, permanently restraining or enjoining, such party from engaging in or continuing any conduct or practice in connection with the purchase or sale of any security or involving the making of any false filing with the state entered within five years prior to Closing.

         1.7 Resignation of Directorship and Officership of the Company at Closing. Melinda Johnson, David C. Merrell and Charles Johnson agree that at the time of Closing, each of them will resign their respective officerships and directorships with the Company, effective as of the Closing Date.

                                    ARTICLE 2

                                     CLOSING

         2.1 Date and Time of Closing. Subject to satisfaction of the conditions set forth in this Agreement and compliance with the other provisions hereof, the closing of the transactions contemplated by this Agreement (the "Closing") shall take place on May 6, 1998 at 10:00 a.m. (Eastern Daylight Savings Time) at the law offices of De Martino Finkelstein Rosen & Virga, 1818 N Street, N.W., Suite 400, Washington, D.C. 20036, or at such other place and time thereafter as shall be mutually agreeable to the parties hereto (the "Closing Date").

                                    ARTICLE 3

                         REPRESENTATIONS AND WARRANTIES

         3.1 Representations and Warranties of the Company and the Stockholders. The Company, the Stockholders and David C. Merrell jointly and severally, except as otherwise specifically provided herein, represent and warrant to the Purchaser as follows:

                (a) Authorization. The execution, delivery and performance of this Agreement and consummation of the transactions contemplated hereby have been duly authorized, adopted and approved by the Board of Directors of the Company and by each of the Stockholders. The Company has taken all necessary corporate action and has all the necessary corporate power to enter into this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the officers of the Company on its behalf and is the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect, or by legal or equitable principles, relating to or limiting creditors' rights generally and except that the remedy of specific performance and injunctive and other forms of equitable relief are subject to certain equitable defenses and to the discretion of the court before which any proceeding therefor may be brought. Each Stockholder severally represents and warrants that he has the ability to consummate the transactions contemplated hereby, that this Agreement has been duly executed and validly delivered by him and that this Agreement is the valid and binding obligation of such Stockholder, enforceable against each such Stockholder in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect, or by legal or equitable principles, relating to or limiting creditors' rights generally and except that the remedy of specific performance and injunctive and other forms of equitable relief are subject to certain equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

                (b) Organization; Subsidiaries. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada. The Company has the corporate power and authority to own and lease its properties and assets and to carry on its business as it is now being conducted and is duly qualified to do business as a foreign corporation in each jurisdiction where it owns or leases real property or conducts business, except where the failure to be so qualified would not have a material adverse effect on the business, operations, earnings, prospects, assets or condition (financial or otherwise) of the Company. Set forth on Schedule 3.1(b) hereto is a true and correct list of each jurisdiction in which the Company is qualified to do business. The Company does not own any shares of capital stock or other interest in any corporation, partnership, association or other entity.

                (c) Capitalization. The number of authorized, issued and outstanding shares of capital stock of the Company as of the date hereof is as set forth above in the recitals to this Agreement. The outstanding shares of Company Stock have been duly authorized, validly issued and are fully paid and non-assessable. Each Stockholder hereby severally and not jointly represents and warrants that he is the sole legal and beneficial owner of the number of shares of Company Stock as set forth in the recitals to this Agreement, which shares, in the aggregate, represent all of the issued and outstanding shares of capital stock of the Company. Each Stockholder hereby severally and not jointly represents and warrants that the issued and outstanding shares of Company Stock owned by such Stockholder are owned, in each case, free of preemptive rights and free and clear of all adverse claims, liens, mortgages, charges, security interests, encumbrances and other restrictions or limitations of any kind whatsoever. The Company has not issued any shares of capital stock which could give rise to claims for violation of any federal or state securities laws (including any rules or regulations promulgated thereunder) or the securities laws of any other jurisdiction (including any rules or regulations promulgated thereunder). As of the date hereof, there are no options, warrants, calls, convertible securities or commitments of any kind whatsoever relating to the shares of the Company Stock to be acquired by the Purchaser pursuant hereto or any of the unissued shares of capital stock of the Company, and there are no voting trusts, voting agreements, stockholder agreements or other agreements or understandings of any kind whatsoever which relate to the voting of the capital stock of the Company.

                (d) Financial Statements. The Company has heretofore delivered to the Purchaser audited year-end balance sheets of the Company as of March 31, 1997 and 1998 (the "Balance Sheets"), and the related unqualified audited statements of operations and retained earnings and cash flows for the years then ended (all of the foregoing, including the notes thereto, may collectively be referred to hereinafter as the "Financial Statements") accompanied by the corresponding relevant opinions and reports of the Company's independent auditors as of the same dates and for the same periods, all of which are attached hereto as Exhibit 3.1(d). The Financial Statements present fairly, in all material respects, the financial position of the Company as of the respective dates indicated and the results of operations and cash flows of the Company for the respective periods indicated in conformity with generally accepted accounting principles applied on a consistent basis.

                (e) Owned Real Property. The Company does not own (of record or beneficially), nor does it have any interest in, any real property.

                (f) Leased Real Property; Tenancies. The Company does not lease or sublease any real property, nor does it have any interest in using leases or subleases used in the conduct of its business or otherwise.

                (g) Title. The Company does not own any assets or properties, as reflected on the March 31, 1997 and March 31, 1998 Balance Sheets, nor have any assets or properties been purchased by the Company after the date thereof.

                (h) Fixed Assets; Condition of Assets. All other documents and agreements pursuant to which the Company has obtained the right to use or occupy any real property, personal property or assets, are valid and enforceable in all respects in accordance with their respective terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect, or by legal or equitable principles, relating to or limiting creditors' rights generally and except that the remedy of specific performance and injunctive and other forms of equitable relief are subject to certain equitable defenses and to the discretion of the court before which any proceeding therefor may be brought. All rights-of-way, easements, licenses, permits and authorizations related to the location or operation of the business of the Company are in good standing and are valid and enforceable in all respects in accordance with their respective terms. There is not, under any of the foregoing instruments, documents or agreements, any existing default, nor is there any event which, with notice or lapse of time or both, would constitute a default, which could have a material adverse effect on the business, assets, operations, earnings, prospects or condition (financial or otherwise) of the Company or materially adversely affect the title to its assets. The Company is not in violation of and has complied with all applicable zoning, building or other codes, statutes, regulations, ordinances, notices and orders of any governmental authority with respect to the occupancy, use, maintenance, condition, operation and improvement of the assets, except where the failure to comply would not have a material adverse effect on the business, operations, earnings, prospects, assets or condition (financial or otherwise) of the Company. The Company possesses all licenses, certificates of occupancy, permits and authorizations required to be obtained by the Company with respect to the Company's operation and maintenance of the assets for all uses for which such property is or assets are operated or used by the Company as of the date hereof, except where the failure to do so would not have a material adverse effect on the business, operations, earnings, prospects, assets or condition (financial or otherwise) of the Company.

                (i)   Intellectual Property.

                      (1) There are no registered and unregistered trademarks, service marks and trade names (including any applications for the same), trade secrets, registered and unregistered copyrights, and computer programs and software (whether or not protected by patent, copyright or otherwise) which are owned by, licensed by, used in or are material to the business of the Company (the "Intellectual Property").

                      (2) The Company has not committed any acts of unfair competition or directly, indirectly, contributory or by inducement, infringed upon any patent, trademark, service mark, trade name, copyright, computer program or software, or any other intellectual property, nor has the Company misappropriated any of the foregoing from any other person or entity or received from any other person or entity any notice, charge, claim or other assertion with respect thereto.

                      (3) The Company has not sent or otherwise communicated to any other person or entity any notice, charge, claim or other assertion of, nor has the Company any knowledge of, any present, impending or threatened infringement upon any patent, trademark, service mark, trade name, copyright, computer program or software, or any other intellectual property by any other person or entity, or misappropriation of any of the foregoing by any other person or entity, or any commission of acts of unfair competition by any other person or entity.

                (j)   Inventory. The Company has no inventory.

                (k) Accounts Receivable. The Company has no accounts receivable.

                (l) Absence of Undisclosed Liabilities. Neither the Company nor the Stockholders had or has any indebtedness, loss or liability of any nature whatsoever (other than those incurred in the ordinary course of business), whether accrued, absolute, contingent or otherwise and whether due or become due, which is material to the business or operations of the Company.

                (m) Absence of Certain Changes or Events. Except as set forth on Schedule 3.1(m) and except as expressly set forth in this Agreement, the Company has not, since December 31, 1997:

                      (1) issued, sold, granted or contracted to issue, sell or grant any of its stock, notes, bonds, other securities or any option to purchase any of the same;

                      (2)  amended its Certificate of Incorporation or By-Laws;

                      (3) made any capital expenditures or commitments for the acquisition or construction of any property, plant or equipment other than in the ordinary course of business of the Company;

                      (4) entered into any material transaction in any way inconsistent with the past practices of its business or conducted its business in any manner inconsistent with its past practices;

                      (5) incurred any damage, destruction or any other loss to any of its property or assets whether or not covered by insurance;

                      (6) suffered any loss and, neither the Company nor the Stockholders has become aware of any intention on the part of any customer, dealer or supplier to discontinue its current relationship with the Company, the loss or discontinuance of which, alone or in the aggregate, could have a material adverse effect on the Company's business, assets, operations, earnings, prospects or condition (financial or otherwise);

                      (7) modified, amended or altered any contractual arrangement with any customer, dealer or supplier, the modification, amendment or alteration of which, alone or in the aggregate, could have a material adverse effect on the Company's business, assets, operations, earnings, prospects or conditions (financial or otherwise);

                      (8) incurred any material liability or obligation (absolute or contingent) or made any material expenditure other than in the ordinary course of business of the Company;

                      (9) experienced any material adverse change in the business, assets, operations, earnings, prospects or condition (financial or otherwise) of the Company, or experienced or have knowledge of any event which could have a material adverse effect on the business, assets, operations, earnings, or condition (financial or otherwise) of the Company;

                      (10) declared, set aside or paid any dividend or other distribution in respect of the capital stock of the Company;

                      (11) redeemed, repurchased, or otherwise acquired any of its capital stock or securities convertible into or exchangeable for its capital stock or entered into any agreement with respect to any of the foregoing;

                      (12) granted, conveyed, transferred, assigned or made any sale of Accounts Receivable or any accrual of liabilities outside of the ordinary course of its business;

                      (13) granted, conveyed, transferred, assigned or made any sale of any interest in Intellectual Property;

                      (14) purchased, disposed of or contracted to purchase or dispose of, or granted or received an option or any other right to purchase or sell, any of its property or assets, except in the ordinary course of business;

                      (15) increased the rate of compensation payable or to become payable to the officers or employees of the Company, or increased the amounts paid or payable to such officers or employees under any bonus, insurance, pension or other benefit plan, or made any arrangements therefor with or for any of said officers or employees except for increases consistent with the Company's ordinary course of business or increases resulting from the application of existing formulas under existing plans, agreements or policies relating to employee compensation;

                      (16) adopted or amended any collective bargaining, bonus, profit-sharing, compensation, stock option, pension, retirement, deferred compensation or other plan, agreement, trust, fund or arrangement for the benefit of any employees, except as otherwise required or permitted herein; or

                      (17) changed any accounting principle, procedure or practice followed by the Company or changed the method of applying such principle, procedure or practice.

                (n) Agreements. There are no contracts, agreements or other instruments material to the business or operation of the Company, including without limitation, those to which the Company is a party and those by which any of its property or assets are bound. There is no contract or agreement to which the Company or a Stockholder or David C. Merrell is a party or which affects the assets, liabilities or outstanding securities of the Company. Except as otherwise set forth on Schedule 3.1(n), the Company is not a party to or bound by, nor are any of its properties or assets subject to, any material written or oral agreement, including without limitation, the following:

                      (1) any agreement which has not been entered into or received by the Company in the ordinary course of business or which is not consistent with the prior practice of the Company;

                      (2) any agreement which involves the purchase or sale of goods or payment by or to the Company for services rendered;

                      (3) any agreement for the employment of any officer or employee or former officer or employee (other than, with respect to any employee, agreements which are terminable without liability upon notice of thirty (30) days or less and do not provide for any further payments following such termination) pursuant to which payments may be required to be made at any time following the Closing Date;

                      (4) any stock option or stock appreciation rights plan or arrangement;

                      (5) any mortgage, deed of trust or other form of secured indebtedness for borrowed money;

                      (6) any debentures, indentures, notes or installment obligations, or other instruments for or relating to any unsecured borrowing of money by the Company;

                      (7) any guaranty of any obligation of any person or party for borrowings or otherwise, excluding endorsements made for collection in the ordinary course of business;

                      (8) any agreement or arrangement for the sale or lease of any of its property or assets;

                      (9) any agreement or agreements pursuant to which the Company is or may be obligated to make any payments, contingent or otherwise, resulting from or arising out of the prior acquisition of any business, or of all or substantially all of the assets or capital stock of any company or any division thereof;

                      (10) any agreement with any labor union;

                      (11) any agreement, including but not limited to assignments, licenses, transfers of exclusive rights, "work for hire" agreements, special commissions, employment agreements, purchase orders, sales orders, mortgages and security agreements, to which the Company is a party.

                      (12) any dealership, franchise or distribution agreement, territory or license agreement or other similar agreement;

                      (13) any agreement with any officer, director or stockholder of the Company, the immediate family of any officer, director or stockholder of the Company, or any affiliate of any of the foregoing;

                      (14) any unexpired and enforceable agreements for the disposition of the Company, whether by grant or option, sale of stock, sale of assets, merger or otherwise; or

                      (15) any other agreement, contract, document or instrument not entered into in the ordinary course of business which is material to the Company's business and not excluded by reason of operation of this or any other provision of this Agreement.

                Neither the Company, the Stockholders (each severally and not jointly), David C. Merrell, nor any third party is in default and no event has occurred which, with notice or lapse of time or both, could cause or become a default by the Company or the Stockholders or David C. Merrell or, to the best knowledge of the Company or the Stockholders or David C. Merrell, by any third party, under any contract, agreement, document or instrument to which the Company or either Stockholder is a party which is material to the business or operations of the Company. Each contract, agreement, document or instrument to which the Company or the Stockholders (each severally and not jointly) or David
C. Merrell is a party which is material to the business or operations of the Company is enforceable, in accordance with its terms, against all other parties thereto, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect, or by legal or equitable principles, relating to or limiting creditors' rights generally and except that the remedy of specific performance and injunctive and other forms of equitable relief are subject to certain equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

                (o) Non-Contravention; Consents. Neither the execution and delivery of this Agreement or the Non-Compete and Confidentiality Agreement by the Company and the Stockholders, as the case may be, nor consummation of the transactions contemplated thereby, does or will: (a) violate or conflict with any provision of the Certificate of Incorporation or By-Laws of the Company as of the Closing Date; (b) violate or, with the passage of time, result in the violation of any provision of, or result in the acceleration of or entitle any party to accelerate any obligation under, or result in the creation or imposition of any lien, charge, pledge, security interest or other encumbrance upon any of the property or assets, which are material to the business or operation of the Company, pursuant to any provision of any mortgage, lien, lease, agreement, permit, indenture, license, instrument, law, order, arbitration award, judgment or decree to which the Company is a party or by which it or any of such property or assets are bound, the effect of which violation, acceleration, creation or imposition could result, in the aggregate, in liability of the Company; (c) violate or conflict with any other restriction of any kind whatsoever to which the Company or the Stockholders or David C. Merrell (each representing as to the same severally and not jointly) are subject, or by which any of their material properties or assets may be bound, the effect of any of which violation or conflict would result, in the aggregate, in liability of the Company; or (d) constitute an event permitting termination by a third party of any agreement to which the Company is a party or is subject, which termination could have a materially adverse effect on the business, assets, operations, earnings, prospects or condition (financial or otherwise) of the Company. Except as set forth on Schedule 3.1(o) hereto, no consent, authorization, order or approval of, or filing or registration with, any governmental commission, board or other regulatory body is required in connection with the execution, delivery and performance of the terms of this Agreement and consummation of the transactions contemplated hereby by the Company or the Stockholders or David C. Merrell.

                (p) Employee Benefit Plans/Labor Relations. The Company has no employees and no "employee benefit plans" as such term is defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") (the "Benefit Plans") covering the employees of the Company. There are no agreements with or pending petitions for recognition of any labor union or association as the exclusive bargaining agent for any employees of the Company and no such petition has been pending at any time during the two years prior to the date hereof. There has not been any organizing effort by any union or other group seeking to represent any employees of the Company as its exclusive bargaining agent at any time during the two years prior to the date hereof.

                (q) Insurance. Set forth on Schedule 3.1(q) hereto is a true, correct and complete list of all insurance policies or binders of insurance or programs of self-insurance which relate to the business of the Company, copies of which have been previously provided or made available to the Purchaser. The coverage under each such policy and binder is in full force and effect. The Stockholders or David C. Merrell have no knowledge of nor have they or the Company received any notice of cancellation, termination, nonrenewal or disallowance of any claim thereunder or with respect thereto. The Stockholders or David C. Merrell have no knowledge of any facts or the occurrence of any events which could form the basis of any claim against the Company relating to its business, assets, properties or operations which could increase the insurance premiums payable by the Company under such policy or binder in excess of normal increases consistent with industry practices.

                (r) Tax Matters. The Company is not a member of an affiliated group, within the meaning of Section 1504 of the Code, (an "Affiliated Group"). The Company has filed when due and will file if and when due prior to the Closing Date (after giving effect to any extensions granted by the requisite legal or regulatory authority) all returns, reports, elections, estimates, declarations, schedules, forms and other documents ("Tax Returns") relating to taxes required to be filed by the Code or by any applicable federal, state, county, municipal, local, foreign or other laws, including, without limitation, consolidated, combined or unitary returns, for any taxable period ending prior to or on the Closing Date (the "Pre-Closing Tax Period"). The taxable year of the Company for federal and state income and business tax purposes ends on December 31 of each year. All taxes shown on any Tax Return required to be filed with respect to the Company for any Pre-Closing Tax Period have been, or will have been, paid or accrued prior to the Closing. The Company has heretofore delivered to the Purchaser all Tax Returns filed on its behalf for the fiscal years ended March 31, 1997, March 31, 1996, March 31, 1995, March 31, 1994 and March 31, 1993. The Company has fully accrued on its books all taxes for any periods which are not yet due. No tax liens have been filed, and no material claims have been or are being asserted or proposed, against the Company with respect to any taxes. No Tax Returns of the Company have been audited in the past five years by any taxing authority, no deficiencies or claims have been proposed, assessed or claimed (including interest and penalties) against the Company which have not been paid or accrued, and the Company has not waived or extended any statute of limitations with respect to the assessment of any taxes, which waiver or extension has not yet expired by its terms. There are no suits, actions, proceedings, claims or investigations now pending against the Company with respect to any taxes. The Company has withheld or collected from each payment made to each of its employees, consultants, contractors and other payees the amount of all taxes (including, but not limited to, federal income taxes, state and local income and wage taxes, payroll taxes, workers' compensation and unemployment taxes) required to be withheld or collected therefrom for all Pre-Closing Tax Periods and the Company has timely paid or accrued and reported the same in respect of its employees, consultants, contractors and other payees to the proper tax receiving offices. The Company does not have any liability for any taxes of any nature whatsoever other than as shown on the March 31, 1998 Balance Sheet (except for liabilities for taxes accruing after the date of such balance sheet in the ordinary course of business) and there is no basis for any additional liabilities for taxes for any Pre-Closing Tax Period. The reserve for accrued but unpaid taxes for the period ending March 31, 1998 and March 31, 1999 includes adequate provision for all taxes which have been assessed or which will be due and payable by the Company for all Pre-Closing Tax Periods. The Company has not been, and will not on the Closing Date be, liable for any taxes for which it has not made adequate provision. The Company does not file any state or local tax returns on a unitary or combined basis with any other member of an Affiliated Group. The Company will incur no tax liability in connection with the payment of the Purchase Price described in Section 1.2 above. To the extent that the Stockholders or David C. Merrell may incur tax liability in connection with the payment of the Purchase Price, each of the Stockholders or David C. Merrell, and not the Company, will be responsible for fulfilling any obligations or liabilities with respect thereto.

                The term "taxes" or "tax" as used in this section or referred to elsewhere in this Agreement shall mean all taxes, charges, fees, levies, penalties, or other assessments, including without limitation, income, capital gain, profit, gross receipts, ad valorem, excise, property, payroll, withholding, employment, severance, social security, workers' compensation, occupation, premium, customs duties, windfall profits, sales, use, and franchise taxes, imposed by the United States, or any state, county, local or foreign government or any subdivision or agency thereof, and including any interest, penalties, or additions attributable thereto.

                (s) Compliance with Applicable Law. The Company has been and is in compliance with all foreign, federal, state and local laws, statutes, ordinances, rules and regulations, except where the failure to comply with which would not materially adversely affect the business, assets, operations, earnings, prospects or condition (financial or otherwise) of the Company or which would subject any officer or director of the Company to civil or criminal penalties or imprisonment. To the best knowledge of the Company and the Stockholders, the Company has complied with the rules and regulations of all governmental agencies having authority over its business or its operations, including without limitation, agencies concerned with intra-state and interstate commerce, occupational safety, environmental protection and employment practices, except where the failure to comply would not have a material adverse effect on the business, operations, earnings, prospects, assets or condition (financial or otherwise) of the Company. Neither the Company nor the Stockholders nor David C. Merrell have any knowledge of or received any notice of violation of any such rule or regulation during the two years prior to the date hereof which could result in any liability of the Company for penalties or damages or which could subject the Company to any injunction or government writ, order or decree. To the best knowledge of the Company and the Stockholders and David C. Merrell, there are no facts, events or conditions that could interfere with, prevent continued compliance with or give rise to any liability under any foreign, federal, state or local governmental laws, statutes, ordinances or regulations applicable to the business, assets, operations, earnings, prospects or condition (financial or otherwise) of the Company, except where the failure to do so would not have a material adverse effect on the business, operations, earnings, prospects, assets or condition (financial or otherwise) of the Company.

                (t) Litigation. There is no action, suit, proceeding or investigation pending or, to the best knowledge of the Company and the Stockholders and David C. Merrell, threatened, which could restrict the Company or the Stockholders' or David C. Merrell's ability to perform their respective obligations hereunder or could have a material adverse effect on the business, assets, operations, earnings, prospects or condition (financial or otherwise) of the Company. To the best knowledge of the Company and the Stockholders and David
C. Merrell, there are no grounds for or facts, events or circumstances which could form the basis of any such action that could cause or result in any such action, suit, proceeding or investigation or which is possible of assertion. Neither the Company nor the Stockholders nor David C. Merrell are in default in respect of any judgment, order, writ, injunction or decree of any court or any federal, state, local or other governmental agency, authority, body, board, bureau, commission, department or instrumentality which could have a material adverse effect on the business, assets, operations, earnings, prospects or condition (financial or otherwise) of the Company.

                (u) Permits. The Company holds all permits, licenses, orders and approvals of all federal, state or local governmental or regulatory authorities, agencies or bodies required for the conduct and operation of the Company's business as currently conducted, except where the failure to do so would not have a material adverse effect on the business, operations, earnings, prospects, assets or condition (financial or otherwise) of the Company. All such permits, licenses, orders, and approvals are in full force and effect and no suspension, termination or revocation of any of the foregoing is, to the best knowledge of the Company and the Stockholders and David C. Merrell, threatened. None of such permits, licenses, orders or approvals will be adversely affected by consummation of the transactions contemplated by this Agreement. The Company has complied with the rules and regulations of all governmental or other regulatory agencies, authorities, bodies, boards, bureaus, commissions, departments or instrumentalities which regulate, supervise or are in any manner concerned with import and export licenses, occupational safety, environmental protection and employment practices relating to the Company's business, except where the failure to do so would not have a material adverse effect on the business, operations, earnings, prospects, assets or condition (financial or otherwise) of the Company. The Company has no knowledge of nor has it received any notice of violation of any of such rules or regulations during the two years prior to the date hereof which would result in any liability of the Company for penalties or damages or which would subject the Company to any injunction or governmental writ, order or decree.

                (v) Restrictive Covenants. The Company is not a party to any agreement, contract or covenant limiting the freedom of the Company to compete in any line of business or with any person or other entity in any geographic region within or outside of the United States of America.

                (w) Unlawful Payments. Neither the Company, the Stockholders David C. Merrell, any officer or director, nor any agent or representative of the Company has made, directly or indirectly, any bribe or kickback, illegal political contribution, payment from corporate funds which was incorrectly recorded on the books and records of the Company, unlawful payment from corporate funds to governmental or municipal officials in their individual capacities for the purpose of affecting their action or the actions of the jurisdiction which they represent to obtain favorable treatment in securing business or licenses or to obtain special concessions of any kind whatsoever, or illegal payment from corporate funds to obtain or retain any business.

                (x) Warranties. The Company has not made, extended or otherwise represented that it would provide any express warranty with respect to the products or services sold, distributed or leased to its clients or customers.

                (y) Officers, Directors and Employees. Set forth on Schedule 3.1(y) hereto is a true, correct and complete list of all of the officers and directors of the Company as of the date hereof, including their respective names, titles and salaries. Also set forth on Schedule 3.1(y) is a true, correct and complete list of any employment agreements between the Company and any of the foregoing officers, directors and employees of the Company in effect as of the date hereof, including summaries of the material terms of each such agreement.

                (z) Loans to or from Affiliates. Set forth on Schedule 3.1(z) hereto is a true, correct and complete list of all of the outstanding loans extended by the Company to any current or former officer, director, employee, consultant or stockholder of the Company or any affiliate of any of the foregoing. Also set forth on Schedule 3.1(z) is a true, correct and complete list of all of the outstanding loans extended to the Company by any current or former officer, director, employee, consultant or stockholder of the Company. Such schedule reflects the original principal amount of each loan, the outstanding principal balance thereunder as of the date hereof, the interest rate applicable thereto and the maturity date thereof. Except as set forth on
Schedule 3.1(z), there are no other loans pursuant to which the Company is owed or owes money which involve any officer, director, employee, consultant or stockholder of the Company.

                (aa)  Books and Records.

                      (i) The books of account and other financial records of the Company are complete and correct and have been maintained in accordance with good business practices.

                      (ii) The minute books of the Company, as previously made available to the Purchaser and its counsel, contain accurate records of all meetings of the Company's Board of Directors (including any committees) and its stockholders since the date of the Company's incorporation, and accurately reflect all other material corporate action of the Company's Board of Directors (including any committees) and stockholders of the Company since the date of the Company's incorporation.

                      (iii) The Company will provide the Purchaser prior to the Closing Date access to all books and records referred to in clauses (i) and
(ii) above and copies of all such books and records shall be delivered to the Purchaser at the Closing. The originals of all such books and records are located at the Company's principal place of business and shall remain at such principal place of business at the time of Closing.

                (bb) Bank Accounts. Set forth on Schedule 3.1(bb) is a true, correct and complete list of the names of each bank, savings and loan, or other financial institution at which the Company maintains any account (including any cash contribution or similar accounts) and the names of all persons authorized to draw thereon or who have access thereto. Schedule 3.1(bb) includes a true, correct and complete list of each credit or loan facility established and/or maintained by or on behalf of the Company and includes the amounts available to the Company under each such facility, the outstanding principal balance thereunder as of the date hereof, the interest rate applicable thereto and the maturity date thereof.

                (cc) Agreements with Affiliates. Except as otherwise set forth herein or in the Schedules hereto, the Company is not a party to any instrument, license, lease or other agreement, written or oral, with any officer, director or stockholder of the Company.

                (dd) Accuracy of Information Furnished. The Company and the Stockholders (severally and not jointly with respect to those statements, representations or warranties made severally and not jointly by such Stockholders) represent that no statement by the Company or the

Stockholders set forth herein or in the exhibits or the schedules hereto, and no statement set forth in any certificate or other instrument or document required to be delivered by or on behalf of the Company or the Stockholders pursuant hereto or in connection with the consummation of the transactions contemplated hereby, contained, contains or will contain any untrue statement of a material fact, or omits, omitted or will omit to state any material fact which is necessary to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading.

         3.2 Representations and Warranties of Purchaser. The Purchaser represents and warrants to the Company and the Stockholders as follows:

                (a) Authorization. The execution, delivery and performance of this Agreement and consummation of the transactions contemplated hereby have been duly authorized, adopted and approved by the Board of Directors of the Purchaser. The Purchaser has taken all necessary corporate action and has all the necessary corporate power to enter into this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the officers of the Purchaser on its behalf, and assuming that this Agreement is the valid and binding obligation of the Company and each Stockholder, is the valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect, or by legal or equitable principles, relating to or limiting creditors' rights generally and except that the remedy of specific performance and injunctive and other forms of equitable relief are subject to certain equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

                (b) Organization; Subsidiaries. The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the Cayman Islands. The Purchaser has the corporate power and authority to own and lease its properties and assets and to carry on its business as it is now being conducted and is duly qualified to do business as a foreign corporation in each jurisdiction where it owns or leases real property or conducts business, except where the failure to be so qualified would not have a material adverse effect on the business, operations, earnings, prospects, assets or condition (financial or otherwise) of the Purchaser.

                (c) Non-Contravention; Consents. Neither the execution and delivery of this Agreement, nor consummation of the transactions contemplated hereby, does or will: (i) violate or conflict with any provision of the Certificate of Incorporation or By-Laws of the Purchaser; (ii) violate or conflict with any material provision of any mortgage, lien, lease, agreement, permit, indenture, license, instrument, law, order, arbitration award, judgment or decree to which the Purchaser is a party or by which it or the property or assets which are material to its business or operation are bound, the effect of any of which violation result, in the aggregate, in liability of the Purchaser in excess of Ten Thousand Dollars ($10,000); (iii) violate or conflict with any other restriction to which the Purchaser is subject or by which any of the property or assets which are material to its business or operation may be bound, the effect of any of which violation or conflict would result, in the aggregate, in liability of the Purchaser in excess of Ten Thousand Dollars

($10,000); or (iv) constitute an event permitting termination of any agreement to which the Purchaser is subject by any other party thereto, if in any such circumstance such termination could have a materially adverse on the Purchaser's ability to fulfill its obligations hereunder. No consent, authorization, order or approval of, or filing or registration with, any governmental commission, board or other regulatory body is required in connection with the execution, delivery and performance of the terms of this Agreement by the Purchaser and consummation by the Purchaser of any of the transactions contemplated hereby.

                (d) Accuracy of Information Furnished. No statement by the Purchaser set forth herein or in the exhibits or the schedules hereto, and no statement set forth in any certificate or other instrument or document required to be delivered by or on behalf of the Purchaser pursuant hereto or in connection with consummation of the transactions contemplated hereby, contained, contains or will contain any untrue statement of a material fact, or omitted, omits or will omit to state any material fact which is necessary to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading.

                (e) Compliance with Applicable Law. The Purchaser has been and is in compliance with all foreign, federal, state and local laws, statutes, ordinances, rules and regulations (including without limitation the Securities Act and the Securities Exchange Act of 1934, as amended) as of the date hereof, the failure to comply with which could materially adversely affect the business, assets, operations, earnings, prospects or condition (financial or otherwise) of the Purchaser or which would subject any officer or director of the Company to civil or criminal penalties or imprisonment. The Purchaser has complied with the rules and regulations of all governmental agencies having authority over its business or its operations, including without limitation, agencies concerned with intra-state and interstate commerce, occupational safety, environmental protection and employment practices, except where the failure to comply would not have a material adverse effect on the business, operations, earnings, prospects, assets or condition (financial or otherwise) of the Purchaser. The Purchaser has no knowledge of and has not received any notice of violation of any such rule or regulation during the two years prior to the date hereof which could result in any liability of the Purchaser for penalties or damages or which could subject the Purchaser to any injunction or government writ, order or decree. To the best knowledge of the Purchaser, there are no facts, events or conditions that could interfere with, prevent continued compliance with or give rise to any liability under any foreign, federal, state or local governmental laws, statutes, ordinances or regulations applicable to the business, assets, operations, earnings, prospects or condition (financial or otherwise) of the Purchaser, except where the failure to do so would not have a material adverse effect on the business, operations, earnings, prospects, assets or condition (financial or otherwise) of the Purchaser.

                (f) Restricted Stock. The Purchaser hereby represents that it is acquiring the Common Stock for investment purposes only and not with a view to or for transfer in connection with any distribution. The Purchaser understands that the Company will not permit the transfer of the Common Stock except upon the issuance to the Company of a favorable opinion of its counsel, or the submission to the Company of such other evidence as may be satisfactory to counsel for the Company, in either case to the effect that any such transfer shall not be in violation of the federal Securities Act of 1933, as amended, and any applicable state securities laws. The

Purchaser agrees that a conspicuous legend shall be placed on the shares delivered to it in connection with this Agreement in substantially the following form:

                      THE SHARES REPRESENTED HEREBY HAVE NOT BEEN
                      REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAWS, AND HAS BEEN ACQUIRED PURSUANT TO AN INVESTMENT REPRESENTATION ON THE PART OF THE PURCHASER HEREOF AND SHALL NOT BE SOLD, PLEDGED, HYPOTHECATED, DONATED, OR OTHERWISE TRANSFERRED, WHETHER OR NOT FOR CONSIDERATION, BY THE PURCHASER EXCEPT UPON THE ISSUANCE TO THE COMPANY OF A FAVORABLE OPINION OF ITS COUNSEL, OR THE SUBMISSION TO THE COMPANY OF SUCH OTHER EVIDENCE AS MAY BE SATISFACTORY TO COUNSEL FOR THE COMPANY, IN EITHER CASE TO THE EFFECT THAT ANY SUCH TRANSFER SHALL NOT BE IN VIOLATION OF THE ACT AND APPLICABLE STATE SECURITIES LAWS.

         The Purchaser agrees that the shares will not be sold without registration under the Securities Act of 1933, as amended, or exemption therefrom, and all pertinent corporate records will reflect this restriction.

         3.3 Survival of Representations and Warranties. The representations and warranties set forth in Sections 3.1 and 3.2 hereof shall survive until the close of business on the third anniversary of the Closing Date, provided that, notice or demand with respect to any alleged breach thereof which has occurred prior to the third anniversary of the Closing Date shall be given in writing by the nonbreaching party or parties to the breaching party or parties not later than the close of business on the sixtieth day following the third anniversary of the Closing Date; and further provided that, with respect to claims for damages arising out of any misrepresentation or breach of warranty made by the Company and the Stockholders and David C. Merrell relating to taxes, notice shall have been given on or before the close of business on the sixtieth day following the later to occur of: (a) the expiration date of the statute of limitations applicable to any indemnified federal, state or local tax liability, and (b) the final determination of any such tax liability, including the final administrative and/or judicial determination thereof.

                                    ARTICLE 4

                                    COVENANTS

         4.1    Covenants of the Company and the Stockholders and David C.
Merrell.

                (a) Notification. Each of the Company and the Stockholders and David C. Merrell shall give prompt notice to the Purchaser of: (i) any notice or other communication received by the Company or the Stockholders and David C. Merrell prior to the Closing Date, relating to a default or an event which, with notice or lapse of time or both would become a default under this Agreement or under any other material contract, agreement or instrument to which the Company is a party, by which it or any of its properties or assets are bound or to which it or any of its properties or assets are subject; (ii) any event which, with notice or lapse of time or both, would cause any warranty or representation of the Company or of any Stockholder or David C. Merrell under this Agreement to be inaccurate, untrue, incomplete or misleading in any respect; (iii) any notice or other communication from any third party alleging that the consent of such third party was, is or may be required in connection with the transactions contemplated by this Agreement; and (iv) any material adverse change in the business, assets, operations, earnings, prospects or condition (financial or otherwise) of the Company.

                (b)   [Intentionally deleted.]

                (c)   [Intentionally deleted.]

                (d) Conduct of Business; Certain Covenants. Prior to and through the Closing Date, the Company shall conduct and operate its business and will not, without prior written consent of the Purchaser, which consent shall not be unreasonably withheld, take any action other than in accordance with the ordinary and usual course of business. The Company will use commercially reasonable efforts to preserve intact its business, operation, organization and relationships with its employees, independent contractors, agents, suppliers, customers and others having business dealings with it. Prior to and through the Closing Date, without the prior written consent of the Purchaser, which consent shall not be unreasonably withheld, the Company shall not, and the Stockholders or David C. Merrell, shall not permit the Company to:

                      (1) amend its Certificate of Incorporation or By-Laws;

                      (2) issue or otherwise grant or enter into any agreement relating to the issuance or grant of any stock options, warrants or other rights calling for or permitting the issue, transfer, sale or delivery of its capital stock;

                      (3) pay or declare any cash dividend or other dividend or distribution with respect to its capital stock;

                      (4) issue, transfer, sell or deliver any shares of its capital stock or any securities convertible into or exchangeable for, with or without additional consideration, such capital stock;

                      (5) redeem, purchase or otherwise acquire for any consideration any outstanding shares of its capital stock or any securities convertible into or exchangeable for, with or without additional consideration, such capital stock;

                      (6) incur any indebtedness for borrowed money, except in the ordinary course of business or pursuant to existing agreements which the Company or the Stockholders or David C. Merrell have previously disclosed or made available to the Purchaser;

                      (7) permit the occurrence or continuance of any material default under any agreement to which the Company is a party;

                      (8) make any acquisition of the capital stock or all or substantially all of the assets of any entity;

                      (9) merge or consolidate with any corporation or enter into any joint venture arrangement with any third party;

                      (10) enter into any employment or similar contract with or increase the compensation payable to any officer or employee of the Company;

                      (11) alter, amend or otherwise modify any material term or provision of any contract or agreement with any of its clients, customers, suppliers or vendors;

                      (12) adopt any Benefit Plan, severance plan or collective bargaining agreement;

                      (13) sell, enter into any contract to sell or grant any option to purchase, any of its assets other than in the ordinary course of business;

                      (14) create, assume or permit to exist any lien, pledge, security interest, encumbrance or mortgage of any kind whatsoever on any of its properties or assets other than:

                           (A)   liens existing on the date hereof which the
Company which are otherwise permitted hereby;

                           (B)   any mortgage, pledge, lien or other security
interest in or upon any property or asset hereafter acquired by the Company in the ordinary course of business, which mortgage, pledge, lien or other security interest is entered into contemporaneously with such acquisition to secure or provide for the payment of any part of the purchase price therefor, or the assumption by the Company of any mortgage, pledge, lien or other security interest in or upon any property or asset hereafter acquired by the Company which mortgage, pledge, lien or other security interest existed at the time of such acquisition; provided that, each such mortgage, pledge, lien or other security interest shall not extend to or cover any property or asset of the Company other than such property or asset hereafter acquired;

                           (C)   any mortgage, pledge, lien or other security
interest created for the sole purpose of renewing or refunding any mortgage, pledge, lien or other security interest allowed under clause (B) above; provided that, the principal amount of indebtedness secured thereby shall not exceed the principal amount of indebtedness so secured at the time of such renewal or refunding and that such renewed or refunded mortgage, pledge, lien or other security interest shall not extend the mortgage, pledge, lien or other security interest renewed or refunded to any additional property or asset;

                           (D)   the pledge by the Company of any property or
asset as security required by law or governmental regulation as a condition to the transaction of any business or the exercise of any privilege, license or right;

                           (E)   a banker's lien or right of offset on funds of
the Company deposited with a lender or holder in the ordinary course of business in favor of any lender of funds or holder of the Company's commercial paper in the ordinary course of business;

                           (F)   liens for taxes, assessments and governmental
charges or levies imposed upon the Company or upon its income or profit, or upon any of its property or assets if the same shall not at the time be due or are being contested in good faith in appropriate proceedings; and

                           (G)   liens imposed by law, such as those of
carriers, warehousemen and mechanics, for sums not yet due or which are being contested in good faith in appropriate proceedings.

                      (15) enter into any contract, including but not limited to assignments, licenses, transfers of exclusive rights, "work for hire" agreements, special commissions, employment contracts, purchase orders, sales orders, mortgages and security agreements, which:

                           (A)   contain a grant or other transfer, whether
present, retroactive, prospective or contingent, by the Company of any rights in any intellectual property; or

                           (B)   contain a promise made by or to the Company to
pay any consideration, lump sum, royalty or other payment with respect to the acquisition, practice or use of any rights in any intellectual property;

                      (16) except in the ordinary course of business or arising out of or relating to this Agreement, initiate any legal proceedings involving the Company, including suits and administrative proceedings in the United States or any foreign country;

                      (17) file with any federal, state or local governmental agency or regulatory body, any cancellation, reduction, modification, change or amendment of or addition to any schedule of tariffs currently on file with such agency or regulatory body, or file with such governmental agency or regulatory body any schedule of tariffs for services which are not covered by the tariff schedules on file therewith as of the date hereof; or

                      (18) take any action that would cause any representation or warranty contained herein to be materially inaccurate, untrue, incomplete or misleading.

                (e) Proposals; Other Offers. Prior to the Closing Date, neither the Company nor the Stockholders nor David C. Merrell shall, directly or indirectly (whether through an employee, a representative, an agent or otherwise) solicit or encourage any inquiries or proposals, engage in negotiations for or consent to or enter into any agreement providing for the acquisition of the capital stock or all or any part of the assets or the business of the Company. The Company shall promptly notify the Purchaser upon its receipt or other knowledge of any such request, inquiry or proposal. Neither the Company nor the Stockholders nor David C. Merrell shall, directly or indirectly (whether through an employee, a representative, an agent or otherwise) disclose any nonpublic information relating to the Company or afford access to any of the books, records or other properties of the Company to any person or entity that is considering, has considered or is making any such acquisition inquiry or proposal.

                (f) Best Efforts and Cooperation; Further Assurances. Prior to the Closing Date, with the cooperation of Purchaser where appropriate, the Company shall:

                      (1) promptly comply with all filing requirements which federal, state or local law may impose on the Company with respect to the transactions contemplated by this Agreement; and

                      (2) use its diligent efforts to take all actions necessary to be taken, make any filing and obtain any consent, authorization or approval of or exemption by any governmental authority, regulatory agency or any other third party (including, without limitation, any landlord or lessor of the Company and any party to whom notification is required to be delivered or from whom any form of consent is required) which is required to be filed or obtained by the Company in connection with the transactions contemplated by this Agreement.

                (g) Access to Additional Agreements and Information. Prior to the Closing Date, the Company shall make available or otherwise deliver to the Purchaser any and all agreements, contracts, documents and other instruments material to the business or operation of the Company.

         4.2    Covenants of Purchaser.

                (a) Notice of Defaults. The Purchaser shall give prompt notice to the Company the Stockholders and David C. Merrell of: (i) any notice or other communication relating to a default hereunder or event which, with notice or lapse of time or both, would become a default hereunder, received by the Purchaser prior to the Closing Date, or under any material contract, agreement or instrument to which the Purchaser is a party, by which it or any of its properties or assets are bound or to which it or any of its properties or assets are subject which would prevent the consummation of the transactions contemplated hereby; (ii) any event which, with notice or lapse of time or both, would cause any representation or warranty of the Purchaser under this Agreement to be inaccurate or misleading in any respect; (iii) any notice or other communication by any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated by this Agreement; and (iv) any adverse change in the business, assets, operations, earnings, prospects or conditions (financial or otherwise) of the Purchaser.

                (b) Third Party Consents. The Purchaser shall use its best efforts to obtain any consent, authorization or approval of, or exemption by, any governmental authority or agency or other third party required to be obtained or made by it in connection with this Agreement or the consummation of the transactions contemplated hereby.

                (c) Best Efforts and Cooperation; Further Assurances. Prior to the Closing Date, with the cooperation of the Company and the Stockholders and David C. Merrell, where appropriate, the Purchaser shall:

                      (1) promptly comply with all filing requirements which federal, state or local law may impose on the Purchaser with respect to the transactions contemplated by this Agreement; and

                      (2) use its diligent efforts to take all actions necessary to be taken, make any filing and obtain any consent, authorization or approval of or exemption by any governmental authority, regulatory agency or any other third party which is required to be filed or obtained by the Purchaser in connection with the transactions contemplated by this Agreement.

                (d) Tax Audits. The Company or the Stockholders shall not enter into any settlement agreement of any audit relating to any taxes due for the Pre-Closing Period without the prior written consent of the Purchaser, which consent shall not be unreasonably withheld; provided however, that nothing contained herein shall vitiate the absolute duty of the boards of directors of the Company to act under the circumstances in the best interests of the stockholders of the Company.

         4.3 Governmental Filings and Consents. The Company, the Stockholders and the Purchaser shall cooperate with one another in filing any necessary applications, reports or other documents with any federal or state agencies, authorities or bodies having jurisdiction with respect to the business of the Company or the transactions contemplated by this Agreement, and in seeking any necessary approval, consultation or prompt favorable action of, with or by any of such agencies, authorities or bodies.

         4.4 Publicity. The Company, the Stockholders and the Purchaser will consult with each party hereto prior to making, releasing or otherwise disseminating any public announcements with respect to the transactions contemplated by this Agreement. Any public announcements permitted hereunder shall be made only at such time and in such manner as the Company and the Stockholders and David C. Merrell (collectively acting as one), and the Purchaser shall mutually agree, except that any party hereto shall be free to make such public announcements as it shall reasonably deem necessary to comply with federal or state laws, provided that such announcement is simultaneously delivered to the other parties hereto.

         4.5    Purchaser's Right to Investigate.

                (a) Obligation of the Company, the Stockholders and David C. Merrell. The Company shall afford to the officers and authorized representatives and agents of the Purchaser, during regular business hours and upon reasonable prior notice, free and full access to any office, warehouse, plant, property, inventory, accounts, books and records of the Company such as to afford the Purchaser the full opportunity to make such investigations as it shall desire or deem appropriate with respect to the affairs of the Company. The officers of the Company shall furnish the Purchaser with such additional financial and operating data and other information relating to the assets, property, business and operation of the Company as the Purchaser shall from time to time reasonably request. Prior to the Closing Date, or at all times hereafter in the event that the transactions contemplated hereby are not consummated or this Agreement is otherwise terminated, the Purchaser shall, except as may be otherwise required by applicable law, hold confidential all information obtained pursuant to this Subsection 4.5(a) or otherwise in connection with consummation of the transactions contemplated by this Agreement with respect to the Company. In the event that this Agreement is terminated, the Purchaser shall return to the Company all of such information as shall be in documentary form.

                (b) Effectiveness of Representations Notwithstanding Investigation. Notwithstanding any party's undertaking or conduct of any investigation pursuant hereto, or any party's failure to so investigate, the representations, warranties and agreements of each of the parties hereto shall be operative and effective and shall survive the Closing Date to the extent previously set forth in Section 3.3. In the event that a party hereto becomes aware or knows prior to the Closing that a representation or warranty made herein by another party hereto is untrue, such party shall express such knowledge by written notice thereof to the party rendering such representation or warranty on or prior to the Closing Date. Knowledge on the part of the Purchaser on or prior to the Closing that a representation or warranty of the Company or the Stockholders is untrue or knowledge on the part of the Company or the Stockholders on or prior to the Closing Date that a representation or warranty of the Purchaser is untrue, shall render that specific representation or warranty inoperative and ineffective and such other party shall not have any liability in respect thereof pursuant to Article 6 hereof; provided that, such knowledge is expressed by written notice thereof to the party rendering such representation or warranty on or prior to the Closing Date.

                                    ARTICLE 5

                                   CONDITIONS

         5.1 Conditions to Obligations of Purchaser. The obligation of the Purchaser to consummate the transactions contemplated by this Agreement is subject to the fulfillment of each of the following conditions, which may be waived in whole or in part by the Purchaser to the extent permitted by applicable law:

                (a) No Material Adverse Change. Since December 31, 1997, no material adverse change in the business, assets, operations, earnings, prospects or condition (financial or otherwise) of the Company, and no event which would materially and adversely affect the business, assets, operations, earnings, prospects or condition (financial or otherwise) of the Company shall have occurred.

                (b) Copies of Resolutions. At the Closing, the Company shall have furnished the Purchaser with certified copies of resolutions duly adopted by the Board of Directors of the Company and the Stockholders authorizing the execution, delivery and performance of the terms of this Agreement and all other necessary or proper corporate action to enable the Company to comply with the terms of this Agreement.

                (c) Opinion of Company's and Stockholders' Counsel. The Company and the Stockholders shall have furnished the Purchaser, at the Closing, with an opinion of counsel to the Company and the Stockholders, dated as of the Closing Date, substantially in the form attached hereto as Exhibit 5.1(c).

                (d) Accuracy of Representations and Warranties; Performance of Covenants. Each of the representations and warranties of the Company and each of the Stockholders and David C. Merrell set forth in this Agreement was true, correct and complete in all respects when made and shall also be true, correct and complete in all respects at and as of the Closing Date, with the same force and effect as if made at and as of the Closing Date. The Company and the Stockholders and David C. Merrell shall have performed and complied in all respects with all agreements and covenants required by this Agreement to be performed by the Company and each of the Stockholders and David C. Merrell at or prior to the Closing Date.

                (e) Delivery of Officers' Certificates. The Company and each of the Stockholders and David C. Merrell shall have delivered to the Purchaser certificates, dated the Closing Date, and signed by the President of the Company (with respect to the Company), and by each of the Stockholders and David C. Merrell, representing and affirming that the representations and warranties made by each of the Company and the Stockholders and David C. Merrell jointly and/or severally as set forth in Section 3.1 of this Agreement and referred to in Subsection 5.1(d) above were and are true, correct and complete as required by Subsection 5.1(d) above and the conditions set forth in this Section 5.1 have been satisfied. The Company shall also have delivered a certificate signed by the Secretary of the Company with respect to the authority and incumbency of the officers of the Company executing this Agreement and any documents required to be executed or delivered in connection therewith.

                (f) Consents and Waivers. At the Closing, any and all necessary consents, authorizations, orders or approvals described in Subsection 3.1(o) above shall have been obtained, except as the same shall have been waived by the Purchaser.

                (g) Litigation. On the Closing Date, there shall be no effective injunction, writ or preliminary restraining order or any order of any kind whatsoever with respect to the Company or the Stockholders or David C. Merrell issued by a court or governmental agency (or other governmental or regulatory authority) of competent jurisdiction restraining or prohibiting the consummation of the transactions contemplated hereby or making consummation thereof unduly burdensome to the Company or the Stockholders or David C. Merrell. On the Closing Date and immediately prior to consummation of the transactions contemplated by this Agreement, no proceeding or lawsuit shall have been commenced, be pending or have been threatened by any governmental or regulatory agency or authority or any other person with respect to the transactions contemplated by this Agreement.

                (h) Delivery of Documents and Other Information. Prior to the Closing Date, the Company shall have made available or delivered to the Purchaser all of the agreements, contracts, documents and other instruments required to be delivered pursuant to the provisions of this Agreement, including the stock certificates referenced in Section 1.6(d).

         5.2 Conditions to Obligations of the Company and the Stockholders. The obligations of the Company and the Stockholders to consummate the transactions contemplated by this Agreement are subject to the fulfillment of each of the following conditions, which may be waived in whole or in part by the Company and/or the Stockholders to the extent permitted by law:

                (a) Copies of Resolutions. At the Closing, the Purchaser shall have furnished the Company with certified copies of resolutions duly adopted by the Board of Directors of the Purchaser authorizing the execution, delivery and performance of the terms of this Agreement and all other necessary or proper corporate action to enable the Purchaser to comply with the terms of this Agreement.

                (b) Opinion of Purchasers' Counsel. The Purchaser shall have furnished the Company and the Stockholders and David C. Merrell, at the Closing, with an opinion of De Martino Finkelstein Rosen & Virga, counsel to the Purchaser, dated as of the Closing Date, substantially in the form attached hereto as Exhibit 5.2(b).

                (c) Accuracy of Representations and Warranties; Performance of Covenants. Each of the representations and warranties of the Purchaser was true, correct and complete in all respects when made and shall also be true, correct and complete in all respects at and as of the Closing Date, with the same force and effect as if made at and as of the Closing Date. The Purchaser shall have performed and complied with in all respects all agreements and covenants required by this Agreement to be performed by the Purchaser at or prior to the Closing Date.

                (d) Delivery of Officers' Certificates. The Purchaser shall have delivered to the Company and the Stockholders and David C. Merrell certificates, dated the Closing Date and signed by the President of the Purchaser, affirming that the representations and warranties of the Purchaser as set forth in Section 3.2 of this Agreement and referred to in Subsection 5.2(c) above were and are true, correct and complete as required by Subsection 5.2(c) above; and (ii) the conditions set forth in this Section 5.2 have been satisfied. The Purchaser shall also have delivered a certificate signed by the Secretary of the Purchaser with respect to the authority and incumbency of the officers of the Purchaser executing this Agreement and any documents required to be executed or delivered in connection therewith.

                (e) Consents and Waivers. On or prior to the Closing Date, any and all necessary consents, authorizations, orders or approvals described in Subsection 3.2(d) shall have been obtained, except as the same shall have been waived by the Company and the Stockholders.

                                    ARTICLE 6

                           INDEMNIFICATION AND CLAIMS

         6.1 Indemnification by the Company, the Stockholders and David C. Merrell.

                (a) Subject to Section 3.3 hereof, the Company and the Stockholders and David C. Merrell hereby agree, jointly and severally, except as otherwise specifically provided throughout this Agreement with respect to representations and warranties made severally and not jointly by each Stockholder as to which each such Stockholder hereby severally and not jointly agrees to indemnify and hold harmless the Purchaser (the "Indemnified Party") against and in respect of all damages, claims, losses and expenses (including, without limitation, attorneys' fees and disbursements) reasonably incurred by the Purchaser (all such amounts may hereinafter be referred to as the "Damages") arising out of (i) any misrepresentation or breach of any warranty made by the Company or the Stockholders and David C. Merrell pursuant to the provisions of this Agreement or in any statement, certificate or other document furnished by the Company or the Stockholders or David C. Merrell pursuant to this Agreement; and (ii) the nonperformance or breach of any covenant, agreement or obligation of the Company or the Stockholders or David C. Merrell contained in this Agreement which has not been waived by the Purchaser.

                (b) Subject to Section 3.3 hereof, the Company and the Stockholders and David C. Merrell shall be obligated to indemnify the Indemnified Party pursuant to this Section 6.1 with respect to claims for Damages as to which the Indemnified Party shall have given written notice to the Company and the Stockholders on or before the close of business on the sixtieth day following the second anniversary of the Closing Date. The Company and the Stockholders shall be obligated to indemnify the Indemnified Party with respect to claims for Damages arising out of any misrepresentation or breach of warranty made by the Company or the Stockholders or David C. Merrell relating to taxes as to which the Indemnified Party shall have given notice on or before the close of business on the sixtieth day following the later of: (i) the expiration date of the statute of limitations applicable to any indemnified federal, state, foreign or local tax liability, or (ii) the final determination of any such tax liability, including the final administrative and/or judicial determination thereof.

                (c)   In any case where the Company or the Stockholders or David
C. Merrell have indemnified an Indemnified Party for any Damages and such Indemnified Party recovers from third parties all or any part of the amount so indemnified by the Company or the Stockholders or David C. Merrell, such Indemnified Party shall promptly pay over to the Company or the Stockholders or David C. Merrell, as the case may be, the amount so recovered.

         6.2 Claims Against Indemnified Party. With respect to claims or demands by third parties, whenever the Indemnified Party shall have received notice that such a claim or demand has been asserted or threatened which, if valid, would be subject to indemnification under Section 6.1 hereof, the Indemnified Party shall as soon as reasonably possible and in any event within thirty (30) days of receipt of such notice, notify the Company and the Stockholders or David C. Merrell of such claim or demand and of all relevant facts within its knowledge which relate thereto. The Company and/or the Stockholders or David C. Merrell shall then have the right at their own expense to undertake the defense of any such claims or demands utilizing counsel selected by the Company or the Stockholders or David C. Merrell, as the case may be, and approved by the Purchaser, which approval shall not be unreasonably withheld. In the event that the Company or the Stockholders or David C. Merrell should fail to give notice of the intention to undertake the defense of any such claim or demand within sixty (60) days after receiving notice that it has been asserted or threatened, the Indemnified Party shall have the right to satisfy and discharge the same by payment, compromise or otherwise and shall give written notice of any such payment, compromise or settlement to the Company and the Stockholders and David C. Merrell.

         6.3 Right of Offset. In the event that the Company or any Stockholder or David C. Merrell may be required to pay monies in indemnification to any Indemnified Party pursuant to any indemnification provision of this Agreement, such Indemnified Party shall have the right to offset any amounts which are owed to it in indemnification by the Company or such Stockholder or David C. Merrell against any amounts which are payable by such Indemnified Party to the Company or the Stockholder or David C. Merrell, as the case may be; provided however, that nothing set forth in this Section 6.3 shall relieve the Indemnified Party of its obligations to make payments (subject to reduction for offsets as provided herein) under this Agreement when due.

         6.4    Indemnification by Purchaser.

                (a) Subject to Section 3.3 hereof, the Purchaser hereby agrees to indemnify and hold harmless the Company and the Stockholders and David C. Merrell against and in respect of all damages, claims, losses and expenses (including without limitation, attorneys' fees and disbursements) reasonably incurred by the Company or the Stockholders and David C. Merrell with respect thereto (all such amounts may hereinafter be referred to as "Seller Damages") arising out of: (i) any misrepresentation or breach of any warranty made by the Purchaser pursuant to the provisions of this Agreement or in any statement, certificate or other document furnished by the Purchaser pursuant to this Agreement; and (ii) the nonperformance or breach of any covenant, agreement or obligation of the Purchaser which has not been waived by the Company and the Stockholders and David C. Merrell collectively.

                (b) Subject to Section 3.3 hereof, the Purchaser shall be obligated to indemnify the Company and/or the Stockholders and David C. Merrell, as the case may be, pursuant to this Section 6.4 only with respect to claims for Seller Damages as to which the Company or the Stockholders shall have given written notice to the Purchaser on or before the close of business on the sixtieth day following the second anniversary of the Closing Date.

                (c) In any case where the Purchaser has indemnified the Company or the Stockholders for any Seller Damages and the Company or the Stockholders and David C. Merrell recovers from third parties all or any part of the amount so indemnified by the Purchaser, the Company or the Stockholders and David C. Merrell, as the case may be, shall promptly reimburse to the Purchaser the amount paid by the Purchaser to the Company or the Stockholders and David C. Merrell, as the case may be, up to the amount so recovered.

         6.5 Claims Against the Company or the Stockholders. With respect to claims or demands by third parties, whenever the Company or the Stockholders and David C. Merrell shall have received notice that such a claim or demand has been asserted or threatened, which, if valid, would be subject to indemnification under Section 6.4 hereof, the Company or the Stockholders and David C. Merrell, as the case may be, shall as soon as reasonably possible and in any event within thirty (30) days of receipt of such notice, notify the Purchaser (and the Stockholders and David C. Merrell in the event that the Company receives such notice) of such claim or demand and of all relevant facts within its knowledge which relate thereto. The Purchaser shall have the right at its expense to undertake the defense of any such claim or demand utilizing counsel selected by the Purchaser. In the event that the Purchaser should fail to give notice of its intention to undertake the defense of any such claim or demand within sixty (60) days after receiving notice that it has been asserted or threatened, the Company or the Stockholders and David C. Merrell, as the case may be, shall have the right to satisfy and discharge the same by payment, compromise or otherwise and shall give written notice of any such payment, compromise or settlement to the Purchaser.

         6.6 Disclosure Generally. If and to the extent any information required to be furnished in any Schedule is contained in this Agreement or in any schedule attached hereto, such information shall be deemed to be included in all schedules in which the information is required to be included. The inclusion of any information in any schedule attached hereto shall not be deemed to be an admission or acknowledgement by the Company or the Stockholders or David C. Merrell, in and of itself, that such information is material to or outside the ordinary course of the business of the Company.

                                    ARTICLE 7

              TERMINATION AND REMEDIES FOR BREACH OF THIS AGREEMENT

         7.1 Termination by Mutual Agreement. This Agreement may be terminated at any time by mutual consent of the parties hereto, provided that such consent to terminate is manifested in writing and is signed by each of the parties hereto.

         7.2 Termination for Failure to Close. This Agreement may be terminated by the Purchaser, the Company or the Stockholders if the Closing shall not have occurred by April 25, 1998, provided that, the right to terminate this Agreement pursuant to this section shall not be available to any party whose failure to fulfill any of its obligations hereunder has been the cause of or resulted in the failure to consummate the transactions contemplated hereby by the foregoing date.

         7.3 Termination by Operation of Law. This Agreement may be terminated by the Purchaser, the Company or the Stockholders if there shall be any statute, rule or regulation that renders consummation of the transactions contemplated hereby illegal or otherwise prohibited, or a court of competent jurisdiction or any government (or governmental authority) shall have issued an order, decree or ruling, or has taken any other action restraining, enjoining or otherwise prohibiting the consummation of such transactions and such order, decree, ruling or other action shall have become final and nonappealable.

         7.4 Termination for Failure to Perform Covenants or Conditions. This Agreement may be terminated prior to the Closing Date:

                (a) by the Purchaser if: (i) any of the representations and warranties made in this Agreement by the Company or the Stockholders or David C. Merrell shall not be true and correct, when made or at any time prior to consummation of the transactions contemplated hereby as if made at and as of such time; (ii) any of the conditions set forth in Section 5.1 hereof have not been fulfilled by the Closing Date; (iii) the Company or the Stockholders or David C. Merrell shall have failed to observe or perform any of their respective obligations under this Agreement; or (iv) as otherwise set forth herein; or

                (b) by the Company or the Stockholders if: (i) any of the representations and warranties of the Purchaser shall not be true and correct when made or at any time prior to consummation of the transactions contemplated hereby as if made at and as of such time; (ii) any of the conditions set forth in Section 5.2 hereof have not been fulfilled by the Closing Date; (iii) the Purchaser shall have failed to observe or perform any of its obligations under this Agreement; or (iv) as otherwise set forth herein.

         7.5 Effect of Termination or Default; Remedies. In the event of termination of this Agreement as set forth above, this Agreement shall forthwith become void and there shall be no liability on the part of any party hereto, provided that, such party is a Non-Defaulting Party (as defined below). The foregoing shall not relieve any party from liability for damages actually incurred as a result of such party's breach of any term or provision of this Agreement.

         7.6 Remedies; Specific Performance. In the event that any party shall fail or refuse to consummate the transactions contemplated by this Agreement or if any default under or breach of any representation, warranty, covenant or condition of this Agreement on the part of any party (the "Defaulting Party") shall have occurred that results in the failure to consummate the transactions contemplated hereby, then in addition to the other remedies provided herein, the non-defaulting party (the "Non-Defaulting Party") shall be entitled to seek and obtain money damages from the Defaulting Party, or may seek to obtain an order of specific performance thereof against the Defaulting Party from a court of competent jurisdiction, provided that, the Non-Defaulting party seeking such protection must file its request with such court within forty-five (45) days after it becomes aware of the Defaulting Party's failure, refusal, default or breach. In addition, the Non-Defaulting Party shall be entitled to obtain from the Defaulting Party court costs and attorneys' fees incurred in connection with or in pursuit of enforcing the rights and remedies provided hereunder.

                                    ARTICLE 8

                                  MISCELLANEOUS

         8.1 Fees and Expenses. The Company and the Stockholders shall pay the Company's and their own expenses and the Purchaser shall pay its own expenses incident to execution, delivery and performance of the terms of this Agreement and the consummation of the transactions contemplated hereby.

         8.2 Modification, Amendments and Waiver. The parties hereto may amend, modify or otherwise waive any provision of this Agreement by mutual consent, provided that such consent and any amendment, modification or waiver is in writing and is signed by each of the parties hereto.

         8.3 Assignment. None of the Company, the Stockholders, David C. Merrell nor the Purchaser shall have the authority to assign its respective rights or obligations under this Agreement without the prior written consent of the other parties hereto, except that the Purchaser may assign all or any portion of its respective rights hereunder as security without the prior written consent of the Company or the Stockholders or David C. Merrell to any affiliate of the Purchaser (including any wholly-owned subsidiary) or to any lender, bank or other financial institution providing financing to the Purchaser in connection with consummation of the transactions contemplated hereby and the Company and the Stockholders and David C. Merrell shall execute such documents as are necessary in order to effectuate such assignments.

         8.4 Burden and Benefit. This Agreement shall be binding upon and, to the extent permitted in this Agreement, shall inure to the benefit of the parties and their respective successors and assigns. In the event of a default by the Purchaser of any of its obligations hereunder, the sole and exclusive recourse and remedy of the Stockholders and the Company and David C. Merrell shall be against the Purchaser and its assets; under no circumstances shall any officer, director, stockholder or affiliate of the Purchaser be liable in law or equity for any obligations of the Purchaser hereunder.

         8.5 Brokers. The Company and the Stockholders represent and warrant to the Purchaser that there are no brokers or finders entitled to any brokerage or finder's fee or other commission or fee based upon arrangements made by or on behalf of the Company or the Stockholders or David C. Merrell or any other person in connection with this Agreement or any of the transactions contemplated hereby. The Purchaser represents and warrants to the Company and the Stockholders or David C. Merrell that there are no brokers or finders entitled to any brokerage or finder's fee or other commission or fee based upon arrangements made by or on behalf of the Purchaser in connection with this Agreement or any of the transactions contemplated hereby.

         8.6 Entire Agreement. This Agreement and the exhibits, lists and other documents referred to herein contain the entire agreement among the parties hereto with respect to the transactions contemplated hereby and supersede all prior agreements with respect thereto, whether written or oral.

         8.7 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Utah, without regard, however, to such jurisdiction's principles of conflicts of laws.

         8.8 Notices. Any notice, request, instruction or other document to be given hereunder by any party hereto shall be in writing and delivered personally, by facsimile transmission or telex, or sent by registered or certified mail (return receipt requested), postage prepaid, addressed as follows:

                If to the Company
                or the Stockholders
                or David C. Merrell:      Digital Power Holding Company
                                          9005 Cobble Canyon Lane
                                          Sandy, Utah  84093
                                          Attn:  David C. Merrell

                                          Chiricahua Company
                                          9005 Cobble Canyon Lane
                                          Sandy, Utah  84093
                                          Attn:  David C. Merrell

                                          Melinda Johnson
                                          8989 Scofield Circle
                                          Sandy, Utah  84093

                                          David C. Merrell
                                          9005 Cobble Canyon Lane
                                          Sandy, Utah  84093
                                          Attn:  David C. Merrell

                with a copy to:           Leonard W. Burningham, Esq.
                                          455 East 500 South, Suite 205
                                          Salt Lake City, Utah  84111

                                          and

                If to the Purchaser:      I-Storm Acquisition Corp.
                                          c/o Mees Pierson
                                          British American Centre
                                          Phase 3, Roy's Drive
                                          George Town, Grand Cayman BWI
                                          Attn:  Frank M. DeLape

                with a copy to:           De Martino Finkelstein Rosen & Virga
                                          1818 N Street, N.W., Suite 400
                                          Washington, D.C. 20036
                                          Attn: Ralph V. De Martino, Esq.
                                          Facsimile: (202) 659-1290

or to such other persons or addresses as may be designated in writing by the party to receive such notice. If mailed as aforesaid, the day of mailing or transmission shall be the date any such notice shall be deemed to have been delivered.

         8.9 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be an original, but all of which shall constitute but one agreement.

         8.10 Rights Cumulative. All rights, powers and privileges conferred hereunder upon the parties, unless otherwise provided, shall be cumulative and shall not be restricted to those given by law. Failure to exercise any power given any party hereunder or to insist upon strict compliance by any other party shall not constitute a waiver of any party's right to demand exact compliance with any of the terms or provisions hereof.

         8.11 Severability of Provisions. The provisions of this Agreement shall be considered severable in the event that any of such provisions are held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable. Such invalid, void or otherwise unenforceable provisions shall be automatically replaced by other provisions which are valid and enforceable and which are as similar as possible in term and intent to those provisions deemed to be invalid, void or otherwise unenforceable. Notwithstanding the foregoing, the remaining provisions hereof shall remain enforceable to the fullest extent permitted by law.

         8.12 Headings. The headings set forth in the articles and sections of this Agreement and in the exhibits and the schedules to this Agreement are inserted for convenience of reference only and shall not be deemed to constitute a part hereof.

         8.13 Joint and Several Representations of Stockholders and David C. Merrell. In the event that: (i) a Stockholder or David C. Merrell has knowledge prior to the Closing Date that any fact, representation or warranty made herein by the other Stockholder or David C. Merrell, as the case may be, is inaccurate, untrue, incomplete or misleading; and (ii) reference herein to the obligation or liability of the Stockholders hereunder with respect to such fact, representation or warranty has been restricted or limited to the standard of several and not joint obligation or liability, such restriction or limitation shall be null and void and of no effect and the obligation or liability of the Stockholders or David C. Merrell hereunder with respect to such fact, representation or warranty shall be joint and not several.

                 [THE REST OF THIS PAGE IS INTENTIONALLY BLANK.]

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered on the date and year first above written.


ATTEST:                                   DIGITAL POWER HOLDING COMPANY

                                          By:
---------------------------------               --------------------------------
                                          Name:
                                                --------------------------------
                                          Title:
                                                 -------------------------------

                                          STOCKHOLDERS:

WITNESS:                                  CHIRICAHUA COMPANY

                                          By:
---------------------------------               --------------------------------
                                          Name:
                                                 -------------------------------
                                          Title:
                                                 -------------------------------
WITNESS:

                                          By:
---------------------------------               --------------------------------
                                                Melinda Johnson

WITNESS:

                                          By:
---------------------------------               --------------------------------
                                                  David C. Merrell


                                          I-STORM ACQUISITION CORP.
ATTEST:

                                          By:
---------------------------------               --------------------------------
                                          Name:
                                                 -------------------------------
                                          Title:
                                                 -------------------------------


Charles Johnson hereby joins in and executes this Agreement for the purpose of evidencing his agreement to the provisions contained in Section 1.7 of this Agreement.

WITNESS:

                                          By:
---------------------------------               --------------------------------
                                                Charles Johnson

                                                                     EXHIBIT 1.4

                            FORM OF OPTION AGREEMENT

                                                                  EXHIBIT 3.1(d)

                              FINANCIAL STATEMENTS

                                                                  EXHIBIT 5.1(c)

             FORM OF OPINION OF COUNSEL TO COMPANY AND STOCKHOLDERS

                                                                  EXHIBIT 5.2(b)

                     FORM OF OPINION OF COUNSEL TO PURCHASER

                                                                 SCHEDULE 3.1(b)

           JURISDICTIONS IN WHICH COMPANY IS QUALIFIED TO DO BUSINESS

                                                                 SCHEDULE 3.1(m)

                            CERTAIN CHANGES OR EVENTS

                                                                 SCHEDULE 3.1(n)

                                   AGREEMENTS

                                                                 SCHEDULE 3.1(o)

                           NON-CONTRAVENTION; CONSENTS

                                                                 SCHEDULE 3.1(q)

                                    INSURANCE

                                                                 SCHEDULE 3.1(y)

                        OFFICERS, DIRECTORS AND EMPLOYEES

                                                                 SCHEDULE 3.1(z)

                           LOANS TO OR FROM AFFILIATES

                                                                SCHEDULE 3.1(bb)

                                  BANK ACCOUNTS